UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2021

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge
Irving, Texas 75038
(Address of principal executive offices and zip code)
(972) 444-9001
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2021, the Board of Directors (the "Board") of Pioneer Natural Resources Company (the "Company") appointed Maria S. Jelescu Dreyfus to the Board with a term expiring at the 2022 annual meeting of stockholders. Ms. Dreyfus will serve on the Board's Audit Committee and Health, Safety and Environment Committee.

Ms. Dreyfus will receive the standard non-employee director compensation for serving on the Board, including a grant of 1,127 restricted stock units representing a pro-rated portion of the annual grant for non-employee directors for the 2021-2022 director year, which will vest in equal increments over the next three quarters until the 2022 annual meeting of stockholders, as well as a grant of 1,002 restricted stock units that will vest in one-third increments each year over the next three years. In addition, effective September 21, 2021, the Company and Ms. Dreyfus will enter into the Company's standard form of indemnification agreement for its non-employee directors, which requires the Company to indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law. For a description of the compensation program for the Company's non-employee directors and the Company's indemnification agreements, please see the Company's Proxy Statement for its 2021 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 15, 2021.

In connection with her appointment to the Board, the Board determined that Ms. Dreyfus is independent under the independence standards of the New York Stock Exchange (the "NYSE"), and is independent under the rules of the NYSE and the Securities and Exchange Commission for purposes of service on the Audit Committee. There are no arrangements or understandings between Ms. Dreyfus and any other person pursuant to which she was selected as a director, and there are no relationships or transactions to which Ms. Dreyfus is a party that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the news release announcing the appointment of the new director to the Board is furnished as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
99.1(a)	News Release, dated September 22, 2021, titled "Pioneer Natural Resources Announces the Addition of Maria S. Jelescu Dreyfus to the Company's Board of Directors".
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
______________________
(a)    Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date:	September 24, 2021